Exhibit 1

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

1 March 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY NSW 2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
13,100	$14.65	1 March 2005	Rank equally
3,184	Nil	1 March 2005	Rank equally
16,284

Paid up and quoted capital:  1,796,461,660 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

3 March 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY NSW 2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
30,000	$14.65	3 March 2005	Rank equally
1,910	Nil	3 March 2005	Rank equally
31,910

Paid up and quoted capital:  1,796,493,570 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

8 March 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY NSW 2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
50,000	$9.53	8 March 2005	Rank equally
15,000	$13.26	8 March 2005	Rank equally
20,000	$14.65	8 March 2005	Rank equally
11,003	Nil	8 March 2005	Rank equally
96,003

Paid up and quoted capital:  1,796,589,573 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

10 March 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY NSW 2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
40,000	$14.65	10 March 2005	Rank equally
3,661	Nil	10 March 2005	Rank equally
43,661

Paid up and quoted capital:  1,796,633,234 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

15 March 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY NSW 2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
25,000	$14.65	15 March 2005	Rank equally
10,000	$12.05	15 March 2005	Rank equally
6,845	Nil	15 March 2005	Rank equally
41,845

Paid up and quoted capital:  1,796,675,079 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

17 March 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY NSW 2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
8,437	Nil	17 March 2005	Rank equally
8,437

Paid up and quoted capital:  1,796,683,516 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

22 March 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY NSW 2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
5,572	Nil	22 March 2005	Rank equally
105,000	$14.65	22 March 2005	Rank equally
50,000	$13.54	22 March 2005	Rank equally
21,000	$9.53	22 March 2005	Rank equally
16,500	$13.26	22 March 2005	Rank equally
198,072

Paid up and quoted capital:  1,796,881,588 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

24 March 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY NSW 2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
2,865	Nil	24 March 2005	Rank equally
5,000	$9.53	24 March 2005	Rank equally
7,865

Paid up and quoted capital:  1,796,889,453 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)